                       NOTICE OF GUARANTEED DELIVERY FOR
                       TENDER OF SHARES OF COMMON STOCK

                                      OF
                                 MAXSERV, INC.

                                      TO
                         MAX ACQUISITION DELAWARE INC.

                           A WHOLLY OWNED SUBSIDIARY

                                      OF
                            SEARS, ROEBUCK AND CO.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

                               ----------------

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $.01 per share (the "Shares"), of MaxServ, Inc., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase, dated February 4, 1997 (the "Offer to Purchase")). Such form may be delivered by hand or facsimile transmission, or mail to the Depositary. See the section entitled "THE TENDER OFFER--Procedure for Tendering Shares" of the Offer to Purchase.

                       The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

         By Hand:           By Overnight Courier:             By Mail:



   First Chicago Trust       First Chicago Trust        First Chicago Trust
         Company                   Company                    Company
       of New York               of New York                of New York
   Attention: Tenders &      Attention: Tenders &       Attention: Tenders &
        Exchanges                 Exchanges                  Exchanges
 c/o THE DEPOSITORY TRUST     Suite 4680 -- MXV      P.O. Box 2569, Suite 4660
         COMPANY          14 Wall Street, 8th Floor    Jersey City, NJ 07303-
 55 Water Street, DTC TAD     New York, NY 10005                2569
Vietnam Veterans Memorial
          Plaza
    New York, NY 10041

                          By Facsimile Transmission:

                                (201) 222-4720
                                      or
                                (201) 222-4721

                  For Confirmation of Facsimile Transmission:

                                (201) 222-4707

                               ----------------

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:
  The undersigned hereby tenders to Max Acquisition Delaware Inc., a Delaware corporation and a wholly owned subsidiary of Sears, Roebuck and Co., a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which are hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in the section entitled "THE TENDER OFFER--Procedure for Tendering Shares" of the Offer to Purchase.

Number of Shares: ...................     .....................................


Certificate Nos. (If Available): ....     .....................................
                                                SIGNATURE(S) OF HOLDER(S)


 .....................................
                                          Dated:........................., 1997


Check ONE box if Shares will be
delivered by book-entry transfer:         Name(s) of Holder(s): ...............


[_]The Depository Trust Company           .....................................


[_]Philadelphia Depository Trust          .....................................
Company                                           PLEASE TYPE OR PRINT


Account Number: .....................     .....................................
                                                         ADDRESS

                                          .....................................
                                                                       ZIP CODE

                                          .....................................
                                               AREA CODE AND TELEPHONE NO.

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a bank, broker, dealer, credit union, savings association or other equity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three New York Stock Exchange trading days of the date hereto.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


 .....................................     .....................................
            NAME OF FIRM                          AUTHORIZED SIGNATURE


 .....................................     .....................................
               ADDRESS                                    TITLE


 .....................................     Name: ...............................
                             ZIP CODE             PLEASE TYPE OR PRINT


 .....................................     Dated: ........................, 1997
     AREA CODE AND TELEPHONE NO.

            NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
                  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                            LETTER OF TRANSMITTAL.

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